Exhibit 23.1


                      COOPERS & LYBRAND L.L.P.
                           P. O. Box 9741
                      Portland, ME  04104-5059







                 CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion of this registration statement on Form S-8 of our report dated January 23, 1995, on our audits of the consolidated financial statements of Hannaford Bros. Co., which report is included in the annual report on Form 10-K for the year ended December 31, 1994.



                                                s/Coopers & Lybrand L.L.P.

                                                Coopers & Lybrand L.L.P.



Portland, Maine
June 27, 1995